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                                                                   EXHIBIT 10.22


                   CNN NEWSOURCE SALES. INC. LICENSE AGREEMENT

  THIS AGREEMENT (the "Agreement") is made as of the 15th day of January, 1998, by and between CNN Newsource Sales, Inc. ("CNN-NS"), having a principal place of business at One CNN Center, Box 105366, Atlanta, Georgia 30348-5366, a Georgia corporation, and ADAM Software, Inc. ("ADAM"), a Georgia corporation, with a principal place of business at 1600 River Edge Parkway, Suite 800, Atlanta, Georgia 30328.

                                   WITNSSETH:

         WHEREAS, CNN-NS is licensor throughout the United States and Canada in all forms of media of the news services produced and/or procured by Cable News Network, Inc. ("CNN"); and

         WHEREAS, ADAM is a creator of various anatomical and medical/health related images which can be used by television programmers to enhance their medical related programming and has an anatomical and medical/health related image library of over 20,000 images; and

         WHEREAS, ADAM wishes to enter into this Agreement whereby it grants CNN-NS the exclusive license to distribute a set of anatomical and medical/health related graphic images developed and produced by ADAM to potential licensees for use in television programming for exhibition throughout the United States of America and Canada, and in certain limited cases as specified below, worldwide;


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         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants, conditions, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   Licensing of Adam Products.

         (a)  Image.

              1. Right to License: Subject to the terms and conditions of this Agreement, including all exhibits and schedules attached hereto, ADAM hereby grants to CNN-NS a qualified and limited right to license the ADAM Images (which shall be defined as collectively, the Image Package, the Breaking News Images and the Custom Images, as defined herein), without any modifications or alterations thereto to: (i) CNN Networks (except CNN Interactive) and Affiliates solely for incorporation into news and information programming exhibited via Television; (ii) to Affiliates solely for incorporation in entertainment programming which is exhibited via Television only in a local market; and (iii) CNN Interactive as specified in Paragraph l(b) below. "Image Package" means the image databases (in visual form) contained on the compact discs listed on
Schedule I. "Breaking News Image" means a custom created anatomical and medical/health related image by ADAM for CNN-NS that is associated with a major national or international breaking news story. "Custom Image" means any images that CNN-NS requests ADAM to produce that is not contained in the Image Package and is not a Breaking News Image. "CNN Networks" shall mean: (A) the following seven networks: (i) CNN; (ii) CNNI; (iii) CNNfn; (iv) CNN en Espanol; (v) CNN Interactive; (vi) CNN Headline News; and (vii) CNN Airport; and (B) any future network controlled by CNN. "Affiliate" means


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an entity who from time to time licenses certain news and information programming from CNN-NS for exhibition via Television. "Territory" with respect to Affiliates the United States of America and Canada and with respect to the CNN Networks means worldwide. "Television" means exhibition via broadcast, direct to home, cable, MMDS and SMATV as well as any other non-interactive television medium either now in existence or created in the future during the Term hereof. Any licenses granted by CNN-NS to an Affiliate shall only allow such Affiliate the right to exhibit the ADAM Images via Television in the Territory during the Term hereof. Any license granted by CNN-NS to a CNN Network may allow only that particular CNN Network to exhibit the ADAM Images via Television worldwide during the Term hereof. All rights not specifically and expressly granted to CNN-NS herein are expressly reserved to and by ADAM.

  2. Exclusivity: Subject to the provisions of Section 3 below, CNN-NS's right to license the ADAM Images for use in Television news and information programming within the Territory shall be exclusive. During the Term of this Agreement, ADAM shall not grant any rights to any third party to use and/or distribute the ADAM Images, or any other images that ADAM currently owns or develops during the Term, for exhibition in news and information programming via Television in the Territory. Notwithstanding anything to the contrary contained herein, CNN-NS acknowledges that it is aware of the ADAM license deal with CBS Network News (the "CBS Network News License Agreement") which expires as of June 30, 1998 whereby ADAM has licensed CBS Network News the right to use certain ADAM images in its national newscasts as exhibited via broadcast television, as such terms are commonly understood and used in the television industry, and that such deal, as limited to broadcast television distribution and expiring on June 30, 1998, shall not be deemed a breach of this


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Agreement provided that such deal is not renewed and that the right to license the certain ADAM images specified above is granted to CNN-NS as of June 30, 1998. CNN-NS expressly agrees that upon the expiration of the ADAM/CBS Network News License Agreement specified above, CNN-NS shall negotiate with CBS Network News in good faith for a license to the ADAM Image Products; provided, however, that so long as CNN-NS has complied with the above and negotiated with CBS Network News in good faith, CNN-NS's failure to reach a definitive agreement with the CBS Network News for such images shall not be considered a breach hereof CNN-NS further agrees that it will consult with ADAM about any network exclusive deal that it is contemplating; provided, however, that the ultimate decision to do such deal shall belong to CNN-NS.

  3. Basset Images: CNN-NS is aware that the retail versions of the CD-ROM's that make up the Image Package contain cadaver images that are commonly known as the Basset Images. ADAM agrees to remove the Basset Images from the Image Package that is being delivered to CNN-NS. Both CNN-NS and ADAM agree to treat any and all external costs actually incurred by ADAM that are associated with the removal of the Basset Images from the Image Package as a Sales and Marketing Expense (as defined herein) and ADAM shall be reimbursed for such expenses from the first year's Annual Gross Revenues in accordance with the applicable line item set forth on Schedule I attached hereto and by this reference expressly incorporated herein.

  4. Additional License Rights: During the Term of this Agreement, ADAM agrees to make a good faith effort to review any CNN-NS proposal for the right to relicense the ADAM Images via Television outside of the Territory; provided, however, that ADAM shall


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retain the right to negotiate such rights with any other party, and ADAM shall be under no obligation to enter into any agreement with CNN-NS, accept any CNN-NS offer or allow CNN-NS to match any other offer or to otherwise grant CNN-NS the right to license the ADAM Images for exhibition via Television outside of the Territory.

  (b) Breaking News Images and Library Images. ADAM further agrees that throughout the Term hereof CNN-NS shall have the right to license the Breaking News Images at a rate of $50.00 per Image, the Custom Images at a rate of $250.00 per hour spent to create such Image and the Image Package pursuant to a standard rate card as determined by mutual agreement between CNN-NS and ADAM, to the Affiliates and the CNN Networks throughout the Territory. CNN-NS understands and agrees that CNN Interactive's use of such images is limited to (i) CNN Interactive's video-streaming of any programming which aired on the CNN Networks and included one of the ADAM Images and/or (ii) CNN Interactive's insertion of a still frame of one of the ADAM Images image(s) in a web version of a story which was already aired on any one of the CNN Networks (with such still frame used to be a "Raster Image" in .JPG and/or .GIF graphic format or other "Raster Formats" that may be used in the future, as such terms are commonly understood in the interactive world wide web industry.) ADAM agrees that it will provide CNN-NS with the name and contact numbers, facsimile number and address for the person(s) responsible for taking the orders from CNN-NS for the Breaking News Images and the Custom Images. ADAM agrees that it will use its commercially reasonable efforts to create the Breaking News Images and the Custom Images promptly from the time of CNN-NS's initial request, but in no case more than forty-five (45) days of CNN-NS's initial request. Notwithstanding any provision of this Agreement, during any twelve (12) month


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period from the date of this Agreement, ADAM has committed to produce in total no more than four (4) Breaking News Images and Custom Images.

         (c) Restrictions. CNN-NS acknowledges that with respect to the ADAM Images, this license only grants CNN-NS the rights to relicense the visual images to Affiliates and CNN Networks for exhibition via Television throughout the Territory and excludes any and all other rights, including the rights to the source code. CNN-NS covenants that it shall license the ADAM Images Products to the Affiliates and the CNN Networks pursuant to a standard CNN-NS license agreement which will contain all of the terms, restrictions and covenants set forth herein (a copy of which shall be provided to ADAM within thirty (30) days hereof as of courtesy). Except as expressly required or authorized herein, CNN-NS will not, nor authorize any entity to, transmit, modify, alter, distribute, exhibit, copy, duplicate, sublicense or otherwise use the ADAM Images or any portion thereof by any means whatsoever outside the Territory or to any entity not authorized herein. CNN-NS agrees that nothing in this Agreement shall provide CNN-NS with any other rights whatsoever to the ADAM Images, nor convey, confer, grant, assign or otherwise provide CNN-NS with copyright, title or any other proprietary or ownership interest in or to the ADAM Images or any elements thereof. CNN-NS further agrees that IT will not use nor authorize any of its Affiliates to use any part of the ADAM Images or the Logos, as defined in Paragraph 10 herein, as part of any kind of promotional material without the prior written consent of ADAM. Notwithstanding anything contained in this Agreement, CNN-NS does not have the right to license the ADAM Images for use in: (A) health related programming which is produced by companies primarily for internal distribution; or (B) in nationally distributed entertainment programming.



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         2. Term. This Agreement shall remain in full force and effect from the date hereof through January 5, 2002 (the "Term"); provided, however, that should CNN-NS fail to collect Two Hundred Thousand U.S. Dollars (US$200,000.00) in Net Revenues, as such term is defined in Paragraph 5 below, per each year of the Term hereof, calculated within forty-five (45) days after the termination of each year during the Term, then both parties shall have the option to terminate this Agreement anytime within the first four (4) months of the commencement of each year of the Term starting in year 2 of the Term, upon either party's delivery of fifteen (15) days prior written notice delivered to the other party. Both parties agree that should either party terminate the Agreement after the first year of the Term, as specified herein, each will honor any existing agreements with the Affiliates for the distribution of the ADAM Images which shall not extend beyond six (6) months after the applicable effective termination date.

         3. Limited Exclusivity. Except for the rights expressly granted to CNN-NS pursuant to Paragraph I hereof, ADAM retains all rights with respect to the ADAM Images. Subject to the terms of Paragraph 1, CNN-NS acknowledges and agrees that ADAM reserves the right to use, license, distribute or license others to do so (i) the ADAM Images to other television networks, solely outside of the Territory (the United States of America) and (ii) the ADAM Images for exhibition via any other medium other than Television, as defined above, within or outside the Territory. ADAM further agrees that it is the intent of both parties in this Agreement that CNN-NS be the sole licensee and distributor of the ADAM Images throughout the Territory for exhibition via Television, and ADAM will not license the ADAM Images during the Term hereof in any way that breaches the intent of this Agreement.


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         4.       Delivery.

         (a) ADAM Images. ADAM shall deliver the Image Package on four (4) CDROM's to CNN-NS at its principal office in Atlanta within thirty (30) days of CNN-NS's written request. CNN-NS shall be responsible for the repackaging and distribution of the Image Package to the Affiliates and the CNN Networks in a form mutually agreed upon by the parties hereto. ADAM shall also be responsible for delivery of the Breaking News Images and the Custom Images to CNN-NS via the World Wide Web or, per CNN-NS's instructions, directly to the Affiliates and the CNN Networks directly via the World Wide Web, unless otherwise mutually agreed upon by the parties hereto within thirty (30) days of CNN-NS's written request or a reasonable time thereafter should such Breaking News Image or Custom Image involved require additional preparation time.

         (b) Equipment Responsibility. As between the parties hereto, CNN-NS, the CNN Networks and/or its Affiliates shall be solely responsible for all construction, equipment, telecommunications service, decoding (if the signal carrying the Custom Images is encrypted) and any other charges necessary for the reception, distribution and exhibition of ADAM Images by CNN-NS and/or its Affiliates and/or the CNN Networks in the Territory. CNN-NS and/or its Affiliates and/or the CNN Networks shall be responsible for obtaining and complying with such necessary and appropriate authorizations, licenses and other permissions, if any, that may be required of CNN-NS by appropriate authority for the reception, transmission and exhibition of ADAM Images in the Territory. ADAM shall be responsible for obtaining and complying with such necessary and appropriate authorizations, licenses and other permissions, if any, that may be required of ADAM by the appropriate authority for the delivery of the ADAM Images, including,

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but not limited to, insurance for the shipment of the CD-ROM's containing the
Image Package to CNN-NS.

         5. Payment of Expenses and Revenue Sharing.

         (a) Expenses. CNN-NS and ADAM agree that throughout the Term, ADAM shall be solely responsible for payment of all expenses directly and exclusively associated with the creation and delivery of the ADAM Images as specified above, including, but not limited to, the shipment of the CD-ROMs containing the Image Package and the delivery of the Breaking News Images and the Custom Images via the World Wide Web and all taxes associated therewith. The parties further agree that CNN-NS shall be responsible for all delivery costs as specified in Paragraph 4 as well as all sales and marketing expenses (the "Sales and Marketing Expenses") actually incurred by CNN-NS associated with the marketing and sale of the ADAM Images to the Affiliates and CNN Networks, including, but not limited to, the repackaging of the four (4) CD-ROMs containing the Image Package, production of the marketing material deemed necessary by CNN-NS in order to sell the ADAM Images, and any taxes related thereto, along with any other expenses the parties agree to in writing. If the parties mutually agree that ADAM shall handle the repackaging of the four (4) CD-ROMs which contain the Image Package instead of CNN-NS, ADAM shall be paid for any and all expenses associated with such repackaging with such amount not to exceed the line item set forth on the SM Expense Budget for the initial year of the Term, defined below and attached hereto as Schedule II. Both parties agree that Schedule I, attached hereto and by this reference expressly incorporated herein, sets forth a budget of the Sales and Marketing Expenses (the "SM Expense Budget") anticipated to be spent in year 1 of the Term of this Agreement as well as the actual manufacturing costs of each Image Package. Both parties agree that CNN-NS shall be responsible for submitting an updated SM

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Expense Budget to ADAM within forty-five (45) days of the expiration of the then current year of the Term. Both parties agree that they will make a good faith effort to agree on the terms of the most recently submitted SM Expense Budget within thirty (30) days of CNN-NS's submission of the Budget; provided, however, that should the parties fail to reach such agreement will use the SM Expense Budget agreed to for year 1 of this Agreement for such applicable year of the Term set forth as Schedule I and by this referenced incorporated herein.

         (b) During each year of the Term, all revenues collected from the license of the ADAM Images throughout the Territory as specified in Paragraph 1 (the "Annual Gross Revenues") shall be paid to CNN-NS. CNN-NS agrees that it will use commercially reasonable efforts to maximize the Annual Gross Revenues hereunder and to collect all such license fees charged for the ADAM Images. From Annual Gross Revenues, CNN-NS shall be entitled each year to deduct and pay the Sales and Marketing Expenses actually incurred by CNN-NS (with such amounts not to exceed the SM Expenses Budget as submitted by CNN-NS quarterly to ADAM pursuant to Paragraph 5(a) above, as well as the actual manufacturing costs of the ADAM Images which amount per Image Package is set forth as a line Item on
Schedule I and shall remain the same each year of the Term hereof unless otherwise agreed upon by the parties in writing. Sixty-five percent (65%) of any remaining revenues actually collected after all deductions set forth in this Subparagraph (the "Net Revenues") shall be paid to ADAM within forty-five (45) days after the end of each quarter of each year of the Term hereof along with a definitive report detailing the Sales and Marketing Expenses paid as well as the revenues collected from the Affiliates and CNN Networks for the quarter just ended (with the first such quarter terminating on April 14, 1998). Past due payments on all amounts due and payable as

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provided for in this Agreement shall bear interest, which shall accrue fifteen
(15) days after the date such payment was due, at a rate of one and one-half percent (1 1/2%) per month, or, in the event the parties are precluded by law from establishing such rate, the maximum legal interest rate permitted by law. CNN-NS agrees that it shall supply ADAM with estimate reports (the "Estimate Reports") on a quarterly basis throughout the Term detailing estimates of the Marketing and Sales Expenses paid as well as the revenues collected from the Affiliates and the CNN Networks (with such Estimate Reports to be delivered no later than thirty (30) days after the termination of each quarter of each year throughout the Term hereof with the first such quarter terminating on April, 1998 and with ADAM understanding and agreeing that the amounts set forth in such Reports are strictly estimates and not final numbers to be relied upon as such).

         (c) Right to Audit. Subject to the terms and conditions of Paragraph 6 below, ADAM shall have the right to audit CNN-NS concerning the Sales and Marketing Expenses actually incurred as provided for in Paragraph 5(a) above.

         6. Audit.

         (a) General Rights. ADAM or its authorized representative shall have the right during the Term, at its sole cost and expense unless otherwise expressly provided herein, to audit or inspect the books and records of CNN-NS that relate to those specific items set forth in SubParagraph 5(c) above. These audit rights may be exercised by ADAM during normal business hours upon no less than ten (10) business days advance written notice and not more than once per year at any time within thirteen (13) months following the end of each one (1) year period during the Term hereof including any extensions or renewals thereof.

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         (b) Challenge. In the event an audit conducted by or on behalf of ADAM pursuant to Subparagraph (a) of this Paragraph 6 (the "Formal Audit") indicates that any amounts previously paid by CNN-NS as Sales and Marketing Expenses, pursuant to Paragraph 5 (a) and set forth in Schedule I, attached hereto, are beyond those indicated on the SM Expenses Budgets and/or that CNN-NS withheld more than the Sales and Marketing Expenses actually incurred as specified in Paragraph 5(b) above, CNN-NS shall have thirty (30) days from receipt of notice from the ADAM that such overpayment has occurred to: (a) pay back to ADAM all such overpaid and/or withheld amounts, and if such overpayment or withholding is determined to be as a result of willful malfeasance, to pay interest on such amount at a rate of eighteen percent (18%) per annum; or (b) perform an audit solely at CNN-NS's own expense, an audit (the "Challenge Audit") that concludes whether or not the findings of the Formal Audit were correct and communicate to ADAM the discrepancies between the Formal Audit and the Challenge Audit. The parties agree to use reasonable efforts to settle such discrepancy within thirty
(30) days of conclusion of the Challenge Audit (the "30-Day Audit Settlement Period"). In the event the parties are unable to settle such discrepancy within the 30-Day Audit Settlement Period, the parties agree to submit the discrepancy to a final audit (the "Final Audit") by a "Big 5" accounting firm that has never performed and is not at the time of such discrepancy performing professional accounting services for CNN-NS and/or ADAM or any of their related companies. If a Final Audit is performed, the costs shall be borne as follows: (a) if the Final Audit concludes that initial CNN-NS has excessively charged to and/or withheld from the ADAM more than the SM Expenses Budget allocated during any one
(1) year period during the Term hereof, CNN-NS shall pay all reasonable outside accountant fees and costs arising from or related to the

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Final Audit, the Challenge Audit as well as the Formal Audit; and (b) in all other events, ADAM and CNN-NS shall equally share the costs arising from or related to the Final Audit.

         7. Withdrawal. Notwithstanding anything to the contrary which may be contained herein, ADAM hereby expressly acknowledges and agrees that in the event ADAM on any occasion reasonably considers it necessary or advisable to withdraw any portions or particular portions of the ADAM Images due to any question concerning any rights therein or any claim with respect thereto by any person or entity other than CNN-NS, ADAM shall promptly notify CNN-NS thereof and ADAM's license with respect to such positions or segments of ADAM Images shall be deemed revoked thereby with respect to such withdrawn portions or portions of ADAM Images as of the time of the Affiliates and the CNN Networks' receipt of ADAM's notification, which in no instance shall be more than twenty-four (24) hours from the date of CNN-NS's receipt of ADAM's notice. If any such withdrawal results in a material reduction in the amount of ADAM Images provided by ADAM to CNN-NS hereunder, the parties agree that ADAM shall use its best efforts to provide images of a similar nature. CNN-NS expressly agrees to have the Affiliates and the CNN Networks exhibit any and all retractions, corrections, follow up images and/or materials similar in nature thereto in the event that ADAM reasonably considers the exhibition thereof necessary or advisable.

         8. Right of Cancellation. CNN-NS reserve the right to terminate this Agreement, upon thirty (30) days prior written notice to the other party (such complete cancellation of the Agreement shall relieve the parties hereto of any further obligations under this Agreement as of the date of such cancellation, except for the payment of any fees or other sums past due at the time of such cancellation and obligations expressly contained herein), if (a) the distribution of the

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ADAM Images or any such particular format, as applicable, by CNN-NS would violate any law, court order, governmental regulation or any other ruling of any governmental entity binding upon or otherwise applicable to CNN-NS; (b) it becomes unlawful for CNN-NS to license or syndicate ADAM Images or any particular format, as applicable, due to any regulation or any other ruling of any governmental entity binding upon or otherwise applicable to CNN-NS.

         9. Ownership. All rights and title in and to the ADAM Images, or any portion thereof, including but not limited to, the images, formats, and other creative material included therein (other than material in the public domain) shall, as between CNN-NS and ADAM, remain vested in ADAM. CNN-NS shall take all reasonable precautions to prevent unauthorized use of ADAM Images and shall promptly notify ADAM of any known unauthorized use or copying of ADAM Images.

         10. Trademarks/Use of Logos.

         (a) CNN Logos. ADAM agrees that CNN owns the CNN name, logos and all other trademarks and/or service marks related to CNN programming (the "CNN Logos"), and ADAM agrees that it will not use the CNN Logos without the prior written consent of CNN-NS, and further not use the CNN Logos in any manner which will adversely affect CNN's ownership of the CNN Logos. All rights in the CNN Logos and the goodwill connected therewith shall at all times remain the property of CNN. CNN and/or CNN-NS may withdraw consent for ADAM's usage of the CNN Logos immediately if ADAM breaches any term or condition contained herein or if CNN and/or CNN-NS, in its reasonable discretion, deems such termination necessary or advisable. ADAM further agrees that during the term hereof and upon termination


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of this Agreement, all rights in the CNN Logos and the goodwill connected therewith shall be and remain the property of CNN.

         (b) ADAM Logos. CNN-NS agrees that ADAM owns the ADAM name, Logos and all other trademarks and/or service marks related to ADAM Images (the "ADAM Logos"), and CNN-NS agrees that it will not use the ADAM Logos without the prior written consent of ADAM, and further not use the ADAM Logos in any manner which will adversely affect ADAM's ownership of the ADAM Logos. Notwithstanding anything to the contrary contained herein, ADAM grants CNN-NS a limited non-exclusive license to use the ADAM Logos in the Image Package packaging and ADAM Images sales and marketing materials deemed necessary by CNN-NS to maximize the Annual Gross Revenues specified in 5(b) above. CNN-NS agrees that it shall contractually obligate the Affiliates to give ADAM appropriate credit for the ADAM Images so used by such Affiliate to display the ADAM logo set forth on Exhibit A, attached hereto and by this reference expressly incorporated herein, during the entire time the ADAM Image(s) are being exhibited by such Affiliate via Television. ADAM agrees that the ADAM logo shall not change during the Term of this Agreement unless CNN-NS consents in writing to the change, which consent shall not be unreasonably withheld. CNN-NS further agrees that it shall contractually obligate each CNN Network (excluding CNN Interactive) to give ADAM appropriate credit for the ADAM Image so used by requiring such CNN Network to simultaneously display the ADAM logo appearing on Exhibit B during the first three (3) seconds of exhibition via Television; such ADAM logo shall not change during the Term unless CNN-NS consents to the change, which consent shall not be unreasonably withheld. CNN-NS agrees that it shall contractually obligate CNN Interactive to give ADAM appropriate credit for the ADAM


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Image so used by requiring CNN Interactive to display ADAM's web logo appearing on Exhibit C at all times on any of its web pages that display an ADAM Image. All rights in the ADAM Logos and the goodwill connected therewith shall at all times remain the property of ADAM. ADAM may withdraw consent for CNN-NS's usage of the ADAM Logos immediately if CNN-NS breaches any term or condition contained herein or if CNN and/or ADAM, in its reasonable discretion, deems such termination necessary or advisable. ADAM further agrees that during the term hereof and upon termination of this Agreement, all rights in the ADAM Logos and the goodwill connected therewith shall be and remain the property of ADAM. CNN-NS agrees that it shall obligate the Affiliates and the CNN Networks to exhibit the ADAM Logos as delivered by ADAM to CNN-NS for distribution to the Affiliates and the CNN Networks.

         11. Termination. Except as otherwise provided herein, either party hereto may terminate this Agreement if the other party substantially breaches any material representation or warranty made by it herein or defaults in the performance of any of its material obligations hereunder, and fails to remedy same within a period of sixty (60) days following receipt from the other party of written notice specifying such breach or default; provided, however, that notwithstanding the foregoing, such period of notice and right to cure shall be thirty (30) days in the event of nonpayment by CNN-NS to ADAM of any of the amounts set forth in Paragraph 5 herein above and ADAM's non-compliance with Paragraph 4 above. A party shall be considered in default hereunder, and the other party thereby shall have the right to terminate this Agreement immediately, if it makes a general assignment for the benefit of creditors or files a petition in bankruptcy, or has filed against it a petition in bankruptcy which is not dismissed or stayed within sixty (60) days of such filing, or is adjudicated as bankrupt, or has a receivers trustee or


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liquidator appointed for it, or a substantial portion of its properties or assets, which is not removed within sixty (60) days of such appointment. No remedy expressed herein shall be deemed exclusive of any rights or remedies which either party may have and all such rights or remedies, whether at law or in equity, are hereby expressly reserved.

         12. Force Majeure. If the performance hereunder by either party is prevented, suspended or postponed due to an event of force majeure, which for purposes hereof shall include, without limitation, an act of God, flood, fire, earthquake, war, riot, insurrection, strike or act of any governmental entity, satellite or transponder failure or malfunction, or other cause of a similar or dissimilar nature beyond the reasonable control of such party, this Agreement may, at such party's option, be suspended in whole or in part during the continuance of such event without any responsibility of either party to perform hereunder for or during such period of suspension. The parties agree in such event to resume performance hereunder as promptly as reasonably practicable thereafter. Notwithstanding the foregoing, in the event of the continuance of any such period of suspension for longer than thirty (30) consecutive days, or in the event of sporadic suspensions which in the aggregate exceed thirty (30) days in duration during any consecutive twelve months during the term hereof, this Agreement, and all of the respective rights and obligations of the parties hereunder, may, at the option of either party, be terminated (which shall relieve the parties hereto of any further obligations under this Agreement as of the date of such termination, except for payment of any fees or other sums past due at the time of such termination and obligations of indemnification expressly contained herein).

         13. Representations and Warranties. Each party hereto represents and warrants to the other that (a) it has the legal right and corporate power and authority to execute, deliver and


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perform this Agreement; (b) its execution, delivery and performance of this
Agreement has been duly authorized in accordance with all appropriate corporate power and authority; (c) its execution, delivery and performance of this Agreement will not violate the terms or provisions of any other agreement, contract or other instrument, whether oral or written, to which it is a party or by which it or its properties or assets are bound or any order, judgment or decree to which it is subject; (d) the individual signing this Agreement on its behalf has been authorized to execute this Agreement in the capacity set forth under such individual's name on the signature page hereof; and (e) the execution, delivery and performance of this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and that the remedy of specific performance may be subject to judicial discretion. ADAM further represents and warrants that it owns all rights necessary to license the ADAM Images to CNN-NS for distribution and exhibition by the Affiliates and the CNN Networks as contemplated herein. ADAM represents and warrants that the ADAM Images are not libelous or otherwise unlawful, do not infringe upon any trademark, trade name or copyright, do not violate the private, civil or property rights, the privacy or any other rights of any third party. The representations and warranties set forth in this Paragraph 13 are being made by each party to induce the other party to enter this Agreement and shall survive the execution and delivery of this Agreement.

         14. Indemnification. Each party hereto hereby agrees to indemnify and hold harmless the other party and the other party's parent, subsidiaries and affiliates, and the directors, officers, employees, agents and representatives of such party and its parent, subsidiary and affiliates, from and against the full amount of any and all claims, actions, counterclaims, suits, damages, losses, judgments and expenses, whether fixed or contingent, including, without limitation, reasonable attorneys' fees and expenses (including an allocable portion of in house counsel fees), reasonable out-of-pocket expenses and court costs, that such party and/or any of the foregoing entities or individuals may incur as the result of or otherwise related to any act or omission of the performance by the indemnifying party hereunder or a breach or default by the indemnifying party of any of its representations, warranties or obligations set forth in this Agreement; provided, owever, that the indemnified party must (i) give to the indemnifying party prompt written notice of any claim, action or other matter to which this indemnification applies; (ii) afford to the indemnifying party the opportunity to participate in and fully control (with legal counsel of its choice; provided such legal counsel is reasonably acceptable to the indemnified party), the disposition (whether by compromise, settlement or other resolution) of such claim, action, suit or other matter, provided that the indemnifying party acknowledges its indemnification obligations; (iii) fully cooperate with the reasonable requests of the indemnifying party to that end; and (iv) have substantially complied with all of its duties and obligations hereunder at the time thereof. Consistent with the provisions of this Paragraph 16, each party hereto agrees that it shall have the obligation to defend and hold harmless the other party against all claims, demands and suits to which this indemnification applies. The obligations of the parties pursuant to this Paragraph 16 shall survive the termination of this Agreement.

         15. Notices. All notices required hereunder shall be in writing and shall be either delivered in person, deposited in the United States Mail for first class certified delivery, return receipt requested, or transmitted by facsimile as follows:

               if to CNN-NS:

                      CNN Newsource Sales, Inc.
                      One CNN Center
                      Box 105366
                      Atlanta, Georgia 30348-5366
                      Attention: Mr. Meade Camp, Senior Vice President Fax No. (404) 827-4959

               with a copy to:

                      Cable News Network, Inc.
                      Legal Department
                      One CNN Center
                      Box 105366
                      Atlanta, Georgia 30348-5366
                      Attention: CNN-NS Attorney
                      Fax No. (404) 827-1995

               if to ADAM:

                      ADAM Software, Inc.
                      1600 River Edge Parkway
                      Suite 800
                      Atlanta, Georgia 30328
                      Attention: Mr. Bob Cramer
                      Fax No. (770) 955-6031

               with a copy to:

                      King & Spalding
                      191 Peachtree Street, NE
                      Atlanta, Georgia 30303-1763
                      Attention: Mr. Bill Roche
                      Fax No. (404) 572-5145

Notices shall be deemed effective either when hand delivered, or upon receipt if sent by United States Certified Mail, or on the date sent if faxed prior to 5:00 p.m. and receipt is confirmed by telephone. Addresses may be changed in the manner provided herein for notices.

         16.      General Provisions.

         (a) Entire Agreement. This Agreement constitutes the sole agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous written and oral agreements and understandings between the parties with respect to the subject matter set forth herein.


         (b) Capitalized Terms. All capitalized terms used herein shall have the meaning as expressly defined in this Agreement; provided, however, that proper nouns such as the names of the companies and the locations shall have their commonly understood meaning unless otherwise expressly defined herein.

         (c) Assignment. This Agreement, and any rights or obligations contained herein, may not be assigned or delegated by either party, in whole or in part nor voluntarily or by operation of law, without the prior written consent of the other party, which shall not be unreasonably withheld.


         (d) Governing Law. Regardless of the place of execution hereof, this Agreement, all amendments hereto, and any and all issues or controversies arising herefrom or related hereto, shall be governed by and construed exclusively in accordance with the laws and decisions of the State of Georgia
(USA) applicable to contracts made, entered into and performed entirely therein. ADAM hereby consents to personal jurisdiction in and service of process by any competent state or federal court in the State of Georgia (USA). Additionally, the parties hereto agree that the

State of Georgia (USA) shall be the exclusive forum and situs for the resolution of any and all disputes, controversies or matters arising herefrom or related hereto.

         (e) Amendment and/or Modification. This Agreement may not be amended or modified at anytime except by a writing executed by both of the parties hereto.

         (f) Invalidity and/or Unenforceability. The invalidity or unenforceability of any particular term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof, and the remainder of this Agreement shall be construed in all respects as if such invalid or unenforceable term or provision were omitted. If any clause, provision or term of this Agreement is declared illegal, invalid or unenforceable under applicable present or future laws, then it is the intention of the parties that in lieu of such clause, provision or term, there shall be substituted a clause, provision or term as similar in substance and effect to such illegal, invalid or unenforceable clause, provision or term as may be possible. In the event one or more terms or provisions of this Agreement shall be illegal, invalid or unenforceable by reason of being excessive or otherwise unreasonable as to duration, scope, subject matter or activity, this Agreement shall be construed by limiting or modifying such terms or provisions so as to render the same lawful, valid and enforceable to the greatest extent compatible with applicable law as it shall then appear.

         (g) Confidentiality. Each of the parties hereto agrees that, except as they may otherwise mutually agree as contemplated by the immediately succeeding sentence, such party shall keep the terms of this Agreement confidential and shall not disclose the terms or provisions hereof, except (i) to its accountants and attorneys; (ii) as may be required by applicable law or regulation; (iii) pursuant to any applicable subpoena or other legal or regulatory process; or
(iv) if
the terms of this Agreement become generally known to the public other than through a disclosure by such party which violates the terms of this Paragraph
(g); provided, however, that neither party shall be prohibited from disclosing the general nature (but none of the economic terms) of the relationship set forth in this Agreement. The parties will mutually agree in advance on the timing and contents of all press releases and similar communications relating to this Agreement or the transactions contemplated hereby.

         (h) Rights and Remedies. All rights and remedies herein are cumulative and in addition to any and all other rights and remedies available at law or in equity.

         (i) Waiver. The waiver by either party of any right or remedy hereunder on any one occasion shall not constitute a waiver of such right or remedy on any other occasion. No delay in the exercise of any right or remedy hereunder shall constitute a waiver of such right or remedy or of any other right or remedy.

         (j) Relationship. Nothing herein shall be deemed to create an employment, joint venture, agency or partnership relationship between the parties hereto and neither party is authorized or shall act toward any third party, individual, entity or the public in any manner which would indicate any such relationship with the other.

         (k) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (1) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties' successors and, if permitted, assigns.

         (m) Time of the Essence. The parties hereto agree that time is of the essence in the performance of the respective obligations hereunder.

         (n) Headings. The headings contained in this Agreement are inserted solely for purposes of reference and convenience and shall not affect the meaning or construction thereof.

         IN WITNESS WHEREOF, the parties hereto have duly authorized the execution and delivery of this Agreement as of the date and year first above written.

ADAM SOFTWARE, INC.                   CNN NEWSOURCE SALES, INC.




By: /s/                              By: /s/
   ---------------------------          --------------------------------

Its: Chairman & CEO                  Its: President
    --------------------------           -------------------------------

                                  ATTACHMENT A


                              IMAGE PACKAGE FORMAT

                                   SCHEDULE I


                                  IMAGE PACKAGE
                                     CM-ROMS



1.       A.D.A.M. Interactive Anatomy (AIA)

2.       MLI's Winning Medical Illustrations - General Collection

3.       A.D.A.M. Home Assistant (formerly called Medical Housecall)

4.       A.D.A.M. the Inside Story

                                   SCHEDULE II

                          SALES AND MARKETING EXPENSES
                   PLUS IMAGE PACKAGE'S COST OF MANUFACTURING

-------------------------------------------------------------------------------------------------------------------
                                                                       Per Week         Per Month         Per Year
-------------------------------------------------------------------------------------------------------------------
REVENUE
                    Cash sales to stations                                                               $1,051,250
                    Sales to CNN Networks                                                                   $60,000
                                                SUBTOTAL:                                                $1,111,250
EXPENSES
                    Production
                       Studio space and time
                       Crew time
                       Graphics
                       Talent
                       Make-up
                       Travel/Entertainment
                       Writer/Researcher
                                                 SUBTOTAL:                                                       $0

                    Transmission/Distribution
                       Satellite for special images                                                          $1,500
                       Shipping to stations                                                                  $1,000
                       Actual costs of ADAM Materials                                                        $4,600
                                                 SUBTOTAL:                                                   $7,100

                    Sales and Marketing Support
                       Brochure/one sheet                                                                    $4,000
                       Logos for print sheet                                                                   $500
                       Booth Graphics                                                                        $1,000
                       Broadcast fax (3 per year)                                                            $1,500
                       Multimedia                                                                            $3,000
                       Video presentation                                                                   $10,000
                       Dubs                                                                                    $500

                    Public Relations Support                                                                 $1,000

                    Conventions/Meetings
                       RTNDA Allocation                                                                      $5,000
                       NATPE Allocation                                                                      $5,000

                    Optional Expenditures
                         Trade Ad for Communicator
                         Creative                                                                            $6,000
                         Film                                                                                $1,000
                         Insertions                                                                          $4,600

                                                          SUBTOTAL:                                         $43,100

                                                          REVENUES:                                      $1,111,250
                                                     LESS EXPENSES:                                         $50,200

                                                   TOTAL FOR PROJECT:                                    $1,061,050

                                    EXHIBIT A


                                    ADAM LOGO
                       COURTESY FONT FORMAT FOR AFFILIATES

                                    EXHIBIT B

                                    ADAM LOGO
                      COURTESY FONT FORMAT FOR CNN NETWORKS

                                    EXHIBIT C

                                    ADAM LOGO
                    COURTESY FONT FORMAT FOR CNN INTERACTIVE

                             AMENDMENT NO. 1 TO THE
                  CNN NEWSOURCE SALES, INC. LICENSE AGREEMENT

         This Amendment No. I (this "Amendment") to the CNN Newsource Sales, Inc. License Agreement dated January 15, 1998 (the "Agreement"), by and between CNN Newsource Sales, Inc. ("CNN-NS"), a Georgia corporation, and ADAM Software, Inc. ("ADAM"), a Georgia corporation, is dated as of April 1, 1998.

                              BACKGROUND STATEMENTS

         A. Pursuant to the Agreement, ADAM licensed to CNN-NS the right to relicense the visual images of the ADAM Images to Affiliates and CNN Networks for exhibition via Television throughout the Territory.

         B. Both ADAM and CNN-NS mutually agree that it is to each party's benefit to amend the Agreement.

         NOW, THEREFORE, in consideration of the agreements hereinafter set forth the parties hereto agree as follows:

         1. Definitions. Capitalized terms used in this Amendment, unless specifically defined herein, have the meanings given to them in the Agreement.

         2. Amendments. Notwithstanding anything to the contrary contained in the Agreement, the parties hereto agree to the following amendments to the
Agreement:

        2.1 Section 2 shall be deleted in its entirety and restated to read as follows:

         2. Term. This Agreement shall remain in full force and effect from the date hereof through January 5, 2002 (the "Term"); provided, however, that should CNN-NS fail to collect One Hundred Thousand U.S. Dollars (US$100,000.00) in Net Revenues, as such term is defined in Paragraph 5 below, per each year of the Term hereof, calculated within forty-five (45) days after the termination of each year during the Term, then both parties shall have the option to terminate this Agreement anytime within the first four (4) months of the commencement of each year of the Term starting in year 2 of the Term, upon either party's delivery of fifteen (15) days prior written notice delivered to the other party. Both parties agree that should either party terminate the Agreement after the first year of the Term, as specified herein, each will honor any existing agreements with the Affiliates for the distribution of the ADAM Images which shall not extend beyond six (6) months after the applicable effective termination date.

         2.2 Section 5(b) shall be deleted in its entirety and restated to read as follows:

         (b) During each year of the Term, all revenues collected from the license of the ADAM Images throughout the Territory as specified in Paragraph 1 (the "Annual Gross Revenues") shall be paid to CNN-NS. CNN-NS agrees that it will use commercially reasonable efforts to maximize the Annual Gross Revenues hereunder and to collect all such license fees charged for the ADAM Images. From Annual Gross Revenues, CNN-NS shall be entitled each year to deduct and pay the Sales and Marketing Expenses actually incurred by CNN-NS (with such amounts not to exceed the SM Expenses Budget as submitted by CNN-NS quarterly to ADAM pursuant to Paragraph 5(a) above, as well as the actual manufacturing costs of the ADAM Images which amount per Image Package is set forth as a line Item on Schedule I and shall remain the same each year of the Term hereof unless otherwise agreed upon by the parties in writing. The following percent of any remaining revenues actually collected after all deductions set forth in this Subparagraph (the "Net Revenues") shall be paid to ADAM within forty-five (45) days after the end of each quarter of each year of the Term hereof along with a definitive report detailing the Sales and Marketing Expenses paid as well as the revenues collected from the Affiliates and CNN Networks for the quarter just ended (with the first such quarter terminating on April 14, 1998):

                  Quarters          Percentage of Net Revenue
                  --------          -------------------------
                  1-4               55%
                  5-8               60%
                  9+                65%


         Past due payments on all amounts due and payable as provided for in this Agreement shall bear interest, which shall accrue fifteen (15) days after the date such payment was due, at a rate of one and one-half percent (1 1/2%) per month, or, in the event the parties are precluded by law from establishing such rate, the maximum legal interest rate permitted by law. CNN-NS agrees that it shall supply ADAM with estimate reports (the "Estimate Reports") on a quarterly basis throughout the Term detailing estimates of the Marketing and Sales Expenses paid as well as the revenues collected from the Affiliates and the CNN Networks (with such Estimate Reports to be delivered no later than thirty (30) days after the termination of each quarter of each year throughout the Term hereof with the first such quarter terminating on April, 1998 and with ADAM understanding and agreeing that the amounts set forth in such Reports are strictly estimates and not final numbers to be relied upon as such).

2.3 Section 10(b) is hereby amended by adding the following sentences at the end of the section:

         Notwithstanding any provision to the contrary in this Section, if CNN-NS has negotiated in good faith to contractually obligate an Affiliate to display the ADAM logo during the entire time the ADAM Images are being exhibited by such Affiliate and such Affiliate is unwilling to contractually obligate itself, CNN-NS may instead offer to reduce the period of time that such Affiliate must simultaneously display the ADAA4 logo to the first three (3) seconds of exhibition via Television (the "Limited Credit"). If CNN-NS has negotiated in good faith to contractually obligate an Affiliate to give ADAM the Limited Credit and such Affiliate is unwilling to contractually obligate itself, CNN-NS may offer, at a minimum, to only require such Affiliate to display an on-screen credit at the end of the program that broadcasted the ADAM Image as set forth in Attachment A to this Amendment.

2.4 Section 13 is hereby amended by adding the following sentence at the end of the section:

         ADAM represents and warrants that it will not communicate with the Affiliates or the CNN Networks during the Term of the Agreement for the purpose of marketing or selling the Image Package .

2.5 Section 16(e) is hereby amended by adding the following sentence at the end of the section:

         Both parties agree that if any changes in facts and circumstances would materially affect the rights or obligations of the parties under this Agreement, each party will be willing to discuss in good faith appropriate modifications to the Agreement as necessary to reflect such changes; provided, however, that nothing contained herein shall be deemed a waiver of either party's rights and remedies at law or in equity pursuant to the terms hereof.

                  IN WITNESS WHEREOF, the parties hereto have duly authorized the execution and delivery of this Amendment as of the date and year first above written.


                                        ADAM SOFTWARE, INC.


                                        By: /s/
                                           -------------------------------
                                        Its:  Chairman & CEO
                                            ------------------------------



                                        CNN NEWSOURCE SALES, INC.


                                         By: /s/ Susan Grant
                                            -----------------------------
                                        Its: President
                                            -----------------------------